Exhibit 4.2

NEVADA POWER COMPANY OFFICER’S CERTIFICATE

January 30, 2020

I, the undersigned officer of Nevada Power Company (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated October 1, 2019, in connection with Sections 1.04, 2.01, 3.01, 4.01(a) and 4.03(b)(i) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

1.            The terms and conditions of the Securities of the series established in this Officer’s Certificate to be issued under the Indenture are as follows (the lettered subdivisions set forth in this Section 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

(a)          The Securities of such series shall be designated “3.125% General and Refunding Mortgage Notes, Series EE, due 2050” (the “Series EE Notes”).

(b)          There shall be no limit upon the aggregate principal amount of the Series EE Notes that may be authenticated and delivered under the Indenture. The Series EE Notes shall be initially authenticated and delivered in the aggregate principal amount of $300,000,000.

(c)          Interest on the Series EE Notes shall be payable on the Interest Payment Date to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.

(d)          The Series EE Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on August 1, 2050.

(e)          The Series EE Notes shall bear interest at 3.125% per annum and such interest shall be payable at the times provided in the form of such Securities attached hereto as Exhibit A.

(f)          The corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. at 101 Barclay Street in New York, New York 10286 shall be the place at which (i) the principal of and interest and premium, if any, on the Series EE Notes shall be payable, (ii) registration of transfer of the Series EE Notes may be effected and (iii) exchanges of the Series EE Notes may be effected. The Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., at 400 South Hope Street, Suite 500, Los Angeles, California 90071 shall be the place where notices and demands to or upon the Company in respect of the Series EE Notes and the Indenture may be served; and The Bank of New York Mellon Trust Company, N.A. shall be the Paying Agent and Security Registrar for the Series EE Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Paying Agent and Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Las Vegas, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series EE Notes.

(g)          Optional Redemption.

(i)            Prior to the Par Call Date, the Company may redeem the Series EE Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (A) 100% of the principal amount of the Series EE Notes being redeemed and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Series EE Notes being redeemed that would be due if the Notes matured on the Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to, but not including the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points (the “Make-Whole Amount”), plus, in each case, accrued interest thereon to the date of redemption.

On or after the Par Call Date, we may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

For purposes of determining the Make-Whole Amount, the following definitions apply:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series EE Notes to be redeemed (assuming the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series EE Notes (assuming the Notes matured on the Par Call Date).

“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Par Call Date” means February 1, 2050.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date).

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“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.

The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the Notes and shall be entitled to receive and rely conclusively upon an Officer’s Certificate that states the redemption price.

(ii)            Notice of any redemption will be mailed (and as long as the Series EE Notes being redeemed are represented by one or more global securities, transmitted in accordance with the standard procedures of The Depository Trust Company (“DTC”) therefor) at least 30 days but not more than 60 days before the redemption date to each registered holder of Series EE Notes.

(iii)           If less than all of the Series EE Notes are to be redeemed at any time, selection of the Series EE Notes for redemption will be made by the Security Registrar by lot, pro rata or such other method as the Security Registrar deems fair and appropriate;

(h)          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Series EE Notes.

(i)           The Series EE Notes are issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j)           Not applicable.

(k)          Not applicable.

(l)           Not applicable.

(m)         Not applicable.

(n)          Not applicable.

(o)          Not applicable.

(p)          Not applicable.

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(q)          Book-entry; Delivery and Form.

(i)             Form and Dating.

The Series EE Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Series EE Notes may have notations, legends or endorsements required by law, securities exchange rule or usage. Each Series EE Note shall be dated the date of its authentication. The Series EE Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Series EE Notes shall constitute, and are hereby expressly made, a part of this Officer’s Certificate, and the Company, by its execution and delivery of this Officer’s Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Series EE Note conflicts with the express provisions of this Officer’s Certificate or the Indenture, the provisions of this Officer’s Certificate or the Indenture, as applicable, shall govern and be controlling.

Series EE Notes initially shall be issued in global form and shall be substantially in the form of Exhibit A hereto. Series EE Notes issued in definitive form shall also be substantially in the form of Exhibit A attached hereto. Each Global Note shall represent such aggregate principal amount of the outstanding Series EE Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series EE Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series EE Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Series EE Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 1(q)(iv) of this Officer’s Certificate.

(ii)            Authentication.

The Trustee or an Authenticating Agent shall authenticate by executing a Trustee’s Certificate of Authentication in substantially the form set forth in Section 2.02 of the Indenture (A) the Series EE Notes for original issue on the Issue Date in the initial aggregate principal amount of $300,000,000 and (B) additional Series EE Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Order, and deliver such Series EE Notes so authenticated in each case, pursuant to and upon receipt of a Company Order, which Company Order shall specify (x) the amount of Series EE Notes to be authenticated and the date of original issue thereof and (y) the amount of Series EE Notes to be issued in global form or definitive form and subject to the provisions of Article IV of the Indenture. The aggregate principal amount of the Series EE Notes outstanding at any time may not exceed $300,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (B) of the preceding sentence of this paragraph.

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(iii)         Security Registrar, Paying Agent and Depositary.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the Series EE Notes. Upon the occurrence of an Event of Default set forth in Sections 10.01(d) or 10.01(e) of the Indenture, the Trustee shall serve as Paying Agent for the Series EE Notes. Pursuant to Section 6.02 of the Indenture, the Company hereby designates the corporate trust agency office of the Trustee as its office or agency at 101 Barclay Street in the City and State of New York where payment of the Series EE Notes shall be made and where the registration of transfer or exchange of the Series EE Notes may be effected; and the Corporate Trust Office of the Trustee at 400 South Hope Street, Suite 500, Los Angeles, California 90071 as the place where notices and demands to or upon the Company in respect of the Series EE Notes and the Indenture may be served. The Company may also from time to time designate one or more other offices or agencies with respect to the Series EE Notes and may from time to time rescind any of these designations in accordance with the terms provided in Section 6.02 of the Indenture.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

(iv)         Transfer and Exchange.

(1)          Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

a.                  the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

b.                  the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Series EE Notes in certificated form.

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Upon the occurrence of either of the preceding events in a. or b. above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and 3.09 of the Indenture. Every Series EE Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.06 and 3.09 of the Indenture, shall be authenticated and delivered in the form of Exhibit A attached hereto. A Global Note may not be exchanged for another Series EE Note other than as provided in this Section 1(q)(iv)(1); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(q)(iv)(2) of this Officer’s Certificate.

(2)          Transfer and Exchange of Beneficial Interests in the Global Notes. The Company acknowledges that the transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the Applicable Procedures.

(3)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1(q)(iv)(3), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by such Holder’s attorney, duly authorized in writing.

(4)           Legends. The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer’s Certificate:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED UNDER THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(iv)(1) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.”

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Additionally, so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(5)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Series EE Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

(6)          General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, subject to Section 1(q)(iv) of this Officer’s Certificate, the Company shall execute and, upon the Company’s order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar’s request.

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(v)           Outstanding Series EE Notes.

Notwithstanding the definition of “Outstanding” in Section 1.01 of the Indenture, Series EE Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Series EE Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

(r)           Not applicable.

(s)           Not applicable.

(t)           Not applicable.

(u)          Additional Conditions and Definitions.

(i)             Additional Conditions to Section 9.01 of Indenture.

Notwithstanding the provisions of Section 9.01 of the Indenture, no Series EE Note shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either: (a) an Opinion of Counsel from counsel in the United States who is reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Officer’s Certificate, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Series EE Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred or (b) (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company’s indebtedness in respect of the Series EE Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series EE Notes or portions thereof; provided, however, that such instrument may state that the Company’s obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public Accountant of nationally recognized standing showing the calculation thereof; and (ii) an Opinion of Counsel from tax counsel in the United States who is reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Series EE Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

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(ii)            Modifications Requiring Consent.

In addition to the provisions of Section 14.02 of the Indenture, no supplemental indenture shall alter or waive any of the provisions with respect to the redemption of the Series EE Notes set forth in Section 1(g) hereof without the consent of each Holder of Series EE Notes affected thereby.

(iii)           Certain Definitions.

Set forth below are certain defined terms used in this Officer’s Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.

“Definitive Note” means a certificated Series EE Note registered in the name of the Holder thereof and issued in accordance with Section 1(q)(iv) of this Officer’s Certificate, in the form of Exhibit A hereto except that such Series EE Note shall not bear the Global Note Legend.

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“Depositary” means, with respect to the Series EE Notes issuable or issued in whole or in part in global form, the Person specified in Section 1(q)(iii) of this Officer’s Certificate as the Depositary with respect to the Series EE Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer’s Certificate or the Indenture.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” means an Event of Default as defined in the Indenture.

“Global Note Legend” means the first legend and, if applicable, the second legend set forth in Section 1(q)(iv)(4) of this Officer’s Certificate.

“Global Notes” means, individually and collectively, each of the Series EE Notes issued or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(q)(i) of this Officer’s Certificate, and that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depositary.

“Issue Date” means the first date on which any Series EE Notes are issued, authenticated and delivered under the Indenture and this Officer’s Certificate.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Series EE Notes in global form, or any successor entity thereto.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

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2.            The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series EE Notes and in respect of compliance with which this certificate is made.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

In the opinion of the undersigned, such conditions and covenants have been complied with.

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

Name:	Michael Cole
Title:	Vice President and Chief Financial Officer

Receipt acknowledged on

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

[Signature Page to Officer Certificate (Series EE Notes)]

Exhibit A

Form of Series EE Notes

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED UNDER THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(iv)(1) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEVADA POWER COMPANY

3.125% General and Refunding Mortgage Note, Series EE, due 2050

Original Interest Accrual Date:	January 30, 2020	Redeemable by Company:	Yes ☒ No ☐
Stated Maturity:	August 1, 2050
Interest Rate:	3.125%	Redemption Date:	See Below
Interest Payment Dates:	February 1 and August 1	Redemption Price:	See Below
Regular Record Dates:	January 15 and July 15

The Security is not a Discount Security
within the meaning of the within-mentioned Indenture.

Date:		CUSIP No. 641423 CE6
3.125% General and Refunding Mortgage Notes, Series EE, due 2050
No. R-		US $___

A-1

Nevada Power Company, a Nevada corporation (the “Company”) promises to pay to Cede & Co. or registered assigns, the principal sum of $300 MILLION Dollars on August 1, 2050.

I.             Interest. The Company promises to pay interest on the principal amount of this Series EE Note at 3.125% per annum, from January 30, 2020 until maturity. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Series EE Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from Original Interest Accrual Date specified above; provided that if there is no existing Default in the payment of interest, and if this Series EE Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Series EE Notes, in which case interest shall accrue from the Original Interest Accrual Date specified above; provided, further, that the first Interest Payment Date shall be August 1, 2020. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Series EE Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

II.            Method of Payment. The Company shall pay interest on the Series EE Notes (except Defaulted Interest) to the Persons who are registered Holders of Series EE Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if such Series EE Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Series EE Notes shall be payable as to principal and premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Series EE Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Series EE Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

III.          Paying Agent and Security Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of Series EE Notes. The Company or any of its Subsidiaries may act in any such capacity.

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IV.          Indenture; Security. This Series EE Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Series EE Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Series EE Note is one of the series designated above. The terms of the Series EE Notes include those stated in the Indenture, including the Officer’s Certificate dated January 30, 2020 (the “Officer’s Certificate”), and those made part of the Indenture by reference to the Trust Indenture Act. The Series EE Notes are subject to all such terms, and Holders of Series EE Notes are referred to the Indenture, including the Officer’s Certificate, and such Act for a statement of such terms. To the extent any provision of this Series EE Note conflicts with the express provisions of the Indenture or the Officer’s Certificate, the provisions of the Indenture and the Officer’s Certificate shall govern and be controlling.

All Outstanding Securities, including the Series EE Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture.

V.           Optional Redemption. Prior to the Par Call Date, the Company may redeem the Series EE Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (A) 100% of the principal amount of the Series EE Notes being redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Series EE Notes being redeemed that would be due if the Notes matured on the Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to, but not including, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points (the “Make-Whole Amount”), plus, in each case, accrued interest thereon to the date of redemption.

On or after the Par Call Date, we may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

For purposes of determining the Make-Whole Amount, the following definitions apply:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series EE Notes to be redeemed (assuming the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series EE Notes (assuming the Notes matured on the Par Call Date).

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“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Par Call Date” means February 1, 2050.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company. “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date).

“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.

The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the Notes and shall be entitled to receive and rely conclusively upon an Officer’s Certificate that states the redemption price.

VI.          Notice of Optional Redemption. Notice of any redemption will be mailed (and as long as the Series EE Notes being redeemed are represented by one or more global securities, transmitted in accordance with the standard procedures of The Depository Trust Company therefor) at least 30 days but not more than 60 days before the redemption date to each registered holder of Series EE Notes.

VII.         Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Series EE Notes.

VIII.       Denominations, Transfer, Exchange. The Series EE Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Series EE Notes may be registered and Series EE Notes may be exchanged as provided in the Indenture and the Officer’s Certificate. The Security Registrar and the Trustee may require a Holder of Series EE Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Series EE Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series EE Note or portion of a Series EE Note selected for redemption, except for the unredeemed portion of any Series EE Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series EE Notes for a period of 15 days before a selection of Series EE Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

IX.          Persons Deemed Owners. The registered Holder of a Series EE Note may be treated as its owner for all purposes.

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X.           Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one Series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series EE Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series EE Note and of any Series EE Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series EE Note.

XI.          Events of Default. If an Event of Default shall occur and be continuing, the principal of this Series EE Note may be declared due and payable in the manner and with the effect provided in the Indenture.

XII.         No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

XIII.       Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Series EE Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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XIV.      Transfer and Exchange.

A.           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series EE Note is registrable in the Security Register, upon surrender of this Series EE Note for registration of transfer at the corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Series EE Notes of this series or authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

B.           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

C.           Prior to due presentment of this Series EE Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series EE Note is registered as the absolute owner hereof for all purposes, whether or not this Series EE Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

XV.        Governing Law. The Series EE Notes shall be governed by and construed in accordance with the laws of the State of New York.

XVI.       Definition of Other Terms. All terms used in this Series EE Note which are defined in the Indenture or the Officer’s Certificate shall have the meanings assigned to them in the Indenture or the Officer’s Certificate, as applicable, unless otherwise indicated.

XVII.     Abbreviations. Customary abbreviations may be used in the name of a Holder of Series EE Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

XVIII.    CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Series EE Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Series EE Notes. No representation is made as to the accuracy of such numbers either as printed on the Series EE Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Company shall furnish to any Holder of Series EE Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada 89146

Attention: Vice President and Chief Financial Officer

Telephone: (702) 402-5000

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NEVADA POWER COMPANY

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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Assignment Form

To assign this Series EE Note, fill in the form below: (I) or (we) assign and transfer this Series EE Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Series EE Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Series EE Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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